                                                                    EXHIBIT 99.2


                                VOTING AGREEMENT

      This VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of September 26, 2004, between Progress Software Corporation, a Massachusetts corporation ("PARENT"), and the undersigned shareholder ("SHAREHOLDER") of Persistence Software, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

      A. Concurrently with the execution of this Agreement, Parent, the Company and PSI Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") which provides for the merger of Merger Sub with and into the Company (the "MERGER"). Pursuant to the Merger, shares of common stock of the Company, par value $0.001 per share ("COMPANY COMMON STOCK") will be converted into the right to receive cash on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.


      B. Shareholder is the record holder of such number of outstanding shares of Company Common Stock as is indicated on the final page of this Agreement.


      C. As a material inducement to enter into the Merger Agreement, Parent desires Shareholder to agree, and Shareholder is willing to agree, to vote the Shares (as defined below), and such other shares of capital stock of the Company over which Shareholder has voting power, so as to facilitate consummation of the Merger.


      In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

      1.    AGREEMENT TO VOTE SHARES.

            1.1   Definitions.  For purposes of this Agreement:

                  (a) Shares. The term "SHARES" shall mean all issued and outstanding shares of Company Common Stock owned of record or beneficially by Shareholder or over which Shareholder exercises voting power, in each case, as of the record date for persons entitled to receive notice of, and to vote at the meeting of the shareholders of the Company called for the purpose of voting on the matters referred to in Section 1.2. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership or over which Shareholder exercises voting power after the execution of this Agreement and prior to the termination of this Agreement pursuant to

Section 3 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

                  (b) Subject Securities. The term "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires ownership after the execution of this Agreement and prior to the termination of this Agreement pursuant to Section 3 below.

                  (c) Transfer. Shareholder shall be deemed to have effected a "TRANSFER" of a security if Shareholder directly or indirectly: (i) sells, pledges, encumbers, transfers or disposes of, or grants an option with respect to, such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

            1.2 Agreement to Vote Shares. Shareholder hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Expiration Date (as defined below), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, Shareholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) the Shares:

                  (1) in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof; and

                  (2) against approval of any proposal made in opposition to or in competition with the consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Shareholder under this Agreement.

                  Shareholder further agrees not to enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2.

                  Shareholder may vote on all other matters in a manner determined in Shareholder's sole discretion. This Agreement is intended to bind Shareholder only with respect to the voting of Shares as Shareholder herein, and shall not prohibit Shareholder from acting in accordance with Shareholder's fiduciary duties as an officer or director of Company.

            1.3   Transfer and Other Restrictions.

                  (a) Prior to the termination of this Agreement pursuant to
Section 3 below, Shareholder agrees not to, directly or indirectly:

                  (i) except pursuant to the terms of the Merger Agreement, offer for sale, Transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, Transfer or other disposition of any or all of the Subject Securities or any interest therein except as provided in
      Section 1.2 hereof;

                  (ii) grant any proxy, power of attorney, deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Securities except as provided in this Agreement; or

                  (iii) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

                  (b) This Section 1.3 shall not prohibit a Transfer of Subject Securities by Shareholder (A) to any member of Shareholder's immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder's immediate family, or (B) upon the death of Shareholder; provided however, that Shareholder will not effect any such Transfer unless and until the transferee agrees to be bound by and executes an agreement in the form of this Agreement with respect to the Shares to be Transferred. To the extent Shareholder is, as of the date hereof, party to a contract or agreement that requires Shareholder to Transfer Shares to another person or entity (excluding a contract or agreement pledging Shares to the Company), Shareholder will not effect any such Transfer unless and until the transferee agrees to be bound by and executes an agreement in the form of this Agreement with respect to the Shares to be Transferred.

            1.4 Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit I (the "PROXY"), which shall be irrevocable, with respect to the Shares, subject to the other terms of this Agreement.

      2.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

                  (a) Shareholder is the record and beneficial owner of, or Shareholder exercises voting power over, the shares of Company Common Stock indicated on the final page of this Agreement, which, on and as of the date hereof, are free and clear of any Encumbrances that would adversely affect the ability of Shareholder to carry out the terms of this Agreement. The number of Shares set forth on the signature pages hereto are the only Shares beneficially owned by such Shareholder and, except as set forth on such signature pages, the Shareholder holds no options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

                  (b) Shareholder has the requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, and (ii) for the limitations imposed by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation which would result in the creation of any Encumbrance (as defined in the Merger Agreement) upon any of the Shares owned by Shareholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on Shareholder or any Shares owned by Shareholder. No consent, approval, order or authorization of any Governmental Entity is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated by this Agreement, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, orders or authorizations would not prevent or materially delay the performance by Shareholder of his, her or its obligations under this Agreement. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

      3. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the first to occur of the following (such date, the "EXPIRATION DATE"): (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 7 thereof.

      4.    MISCELLANEOUS.

            4.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            4.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. Any purported assignment in violation of this Section shall be void.

            4.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            4.4 Specific Performance; Injunctive Relief; Attorneys Fees. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby irrevocably and unconditionally waives any objection to Parent seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means. If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

            4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following address or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

            If to Parent:

                  Progress Software Corporation
                  14 Oak Park
                  Bedford, MA 01730
                  Facsimile:  (781) 280-4304
                  Attention:  Joseph W. Alsop, Chief Executive
                  Officer

                  with copies to:

                  Progress Software Corporation
                  14 Oak Park
                  Bedford, MA 01730
                  Facsimile:  (781) 280-4035
                  Attention:  James D. Freedman, Vice
                  President and General Counsel

                  and

                  Foley Hoag LLP
                  Seaport World Trade Center West
                  155 Seaport Boulevard
                  Boston, Massachusetts 02210
                  Facsimile:  (617) 832-7000
                  Attention:  Robert L. Birnbaum, Esq. and
                              William R. Kolb, Esq.

            If to Shareholder, to the address for notice set forth on the last page hereof.

                  with a copy to:

                  Heller Ehrman - Venture Law Group
                  2775 Sand Hill Road
                  Menlo Park, California 94205
                  Facsimile:  (650) 854-4488
                  Attention:  Laurel H. Finch, Esq.

Any party hereto may by notice so given provide and change its address for future notices hereunder.

            4.6 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in Boston, Massachusetts for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the courts of the United States of America located in Boston, Massachusetts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            4.7 Entire Agreement. The Merger Agreement, this Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

            4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.9 Captions. The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.


                                 * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.



                                       PROGRESS SOFTWARE CORPORATION



                                       By: ___________________________________
                                       Name:
                                       Title:

                                       SHAREHOLDER:




                                       (Shareholder Name)


                                       Shareholder's Address for Notice:

                                       _______________________________________

                                       _______________________________________
                                       Attention:

                                          Outstanding Shares of Company Common
                                          Stock Beneficially Owned by
                                          Shareholder:

                                          ____________________________________

                                          Options, Warrants or Rights to
                                          purchase Company Common Stock
                                          Beneficially Owned by Shareholder:

                                          ____________________________________

                                                                       EXHIBIT I

                                IRREVOCABLE PROXY

      The undersigned stockholder (the "SHAREHOLDER") of Persistence Software, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably appoints and constitutes the members of the Board of Directors of Progress Software Corporation ("PARENT") and each such Board member (collectively, the "PROXYHOLDERS"), the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company which are listed below (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows: the Proxyholders named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, (i) in favor of adoption and approval of the Agreement and Plan of Merger (the "MERGER AGREEMENT") among Parent, PSI Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB") and the Company, and the approval of the merger of Merger Sub with and into the Company (the "MERGER") and the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof, and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Shareholder under that certain Voting Agreement, dated as of September 26, 2004, by and between Parent and the Shareholder (the "VOTING AGREEMENT").

      The Proxyholders may not exercise this proxy on any other matter. The Shareholder may vote the Shares on all matters other than those set forth in the immediately preceding paragraph. The proxy granted by the Shareholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Shareholder set forth in Section 1 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in the Company to be purchased and sold pursuant to the Merger Agreement.

      This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Shareholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the shareholders of the Company.

      This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned. Dated: September 26, 2004.

                        ______________________________________
                        Signature


                        Name (and Title)

                        Shares of Company Common Stock beneficially owned:
                        ___________


                                      -2-